Execution Copy

First Amendment to

Change of Control Agreement

This First Amendment to Change of Control Agreement (the “Amendment”) between Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the “Company”) and James R. Moffett (the “Executive”) is dated effective December 10, 2003 (the “Amendment Date”).

W I T N E S S E T H

WHEREAS, the Company and the Executive are parties to that certain Change of Control Agreement dated April 30, 2001 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend certain terms of the Agreement.

NOW, THEREFORE, for and in consideration of the continued employment of Executive by the Company and the payment of salary, benefits and other compensation to Executive by the Company, the parties hereto agree as follows:

1.

The first sentence of Article I, Section 1.1 of the Agreement is hereby amended to redefine the Executive Employment Agreement to reflect its amendment and, as amended, shall read in its entirety as follows:

1.1

Executive Employment Agreement.  Contemporaneous with a Change of Control (defined below), this Agreement supercedes the Executive Employment Agreement dated effective as of April 30, 2001, and subsequently amended on December 10, 2003, between Executive and the Company (the “Employment Agreement”), except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein.

2.

Article II, Section 2.1(a) of the Agreement is hereby amended to extend the term of the Agreement and, as amended, shall read in its entirety as follows:

(a)  If the Executive continues to serve as an officer of the Company and a Change of Control occurs on or before December 31, 2008, then the Executive’s employment term (the “Employment Term”) shall continue through the later of the third anniversary of the Change of Control or December 31, 2008, subject to any earlier termination of Executive’s status as an officer and employee pursuant to this Agreement.

3.

Article II, Section 2.4(c)(ii) of the Agreement is hereby amended to change the formula for calculating the Executive’s benefits upon termination and, as amended, shall read in its entirety as follows:

(iii)   The Post-Transaction Corporation shall pay to the Executive an amount equal to three times the sum of (A) Executive’s Base Salary in effect at the Termination Date and (B) the highest Bonus paid to the Executive for any of the immediately preceding three Fiscal Years.

*       *       *

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed as of the Amendment Date.

Freeport-McMoRan Copper & Gold Inc.

By: /s/ H. Devon Graham, Jr.

H. Devon Graham, Jr.

Director and Chairman of the

Corporate Personnel Committee of the

Board of Directors

Executive

By: /s/ James R. Moffett

James R. Moffett

Signature Page of First Amendment to

Change of Control Agreement between

Freeport-McMoRan Copper & Gold Inc. and

James R. Moffett